                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of ReliaStar Financial Corp. and Subsidiaries of our reports dated February 4, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and Subsidiaries for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 4, 1999